Exhibit 32.1

Flexpoint Sensor Systems, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of Flexpoint Sensor Systems, Inc. (the “Company”) certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.

the quarterly report on Form 10-QSB of the Company for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.

the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   November 8, 2006

/s/ Clark M. Mower

Clark M. Mower

Chief Executive Officer

Date:   November 8, 2006

/s/ John A. Sindt

John A. Sindt

Principal Financial Officer